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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Net4Music, Inc., for the registration of 4,472,536 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 2001, with respect to the consolidated financial statements of Net4Music, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota                           /s/Ernst & Young LLP
April 23, 2001